                                                                    EXHIBIT 23.2
                                                                    ------------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As Independent public accountants, we hereby consent to the incorporation by reference in this registration statement of SonicWALL, Inc. on Form S-8, of our report dated December 20, 2000 for Phobos Corporation for the as of and for the years ended December 31, 1999 and 1998 included in SonicWall, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 26, 2001 and to all references to our Firm included in this registration statement.


                                                  /s/ Arthur Andersen LLP
                                                 ------------------------
                                                  Arthur Andersen LLP

February 2, 2001